Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

  (X) Filed by registrant
  ( ) Filed by a Party other than the Registrant


Check the appropriate box:

  ( ) Preliminary Proxy Statement      ( ) Confidential, For Use of the
                                           Commission Only (as Permitted by
                                           Rule 14a-6(e)(2))
  (X) Definitive Proxy Statement
  ( ) Definitive Additional Materials
  ( ) Soliciting Materials Pursuant
      to Rule 14a-11(c) or Rule 14a-12

    -------------------------------------------------------------------------
                               TRACK DATA CORPORATION
    -------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

  (X) No fee required

    -------------------------------------------------------------------------

[TDC  LOGO]
                            TRACK DATA CORPORATION
                                56 PINE STREET
                              NEW YORK, NY 10005


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 18, 1997

TO  THE  STOCKHOLDERS  OF  TRACK  DATA  CORPORATION:

     The Annual Meeting of Stockholders of Track Data Corporation (the "Company") will be held at 95 Rockwell Place, Brooklyn, New York, 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, December 18, 1997, for the following purposes:

(1) To elect seven Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ended December 31, 1997; and

(3) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 1996 and for the six months ended June 30, 1997 and 1996 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on November 7, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.


New  York, New York                        By Order of the Board of Directors,
November  12,  1997


                                           Martin  Kaye, Secretary

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF
MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                            TRACK DATA CORPORATION
                                56 PINE STREET
                           NEW YORK, NEW YORK 10005

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Track Data Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 95 Rockwell Place, Brooklyn, New York, 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, December 18, 1997 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about November 12, 1997 to all stockholders of record on November 7, 1997 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies FOR the election of the seven nominees for director named herein and FOR the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 11,948,000 votes, or approximately 82.4% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                              VOTING  SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 14,402,737 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of September 30, 1997, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 56 Pine Street, New York, New York 10005.


                                           SHARES  OWNED  BENEFICIALLY  (1)
                                           --------------------------------
NAME                                       NO. OF SHARES      % OF CLASS

Barry Hertz (2)                               12,058,000        82.9%

Morton Mackof (3)                                273,405         1.9%

Stanley Stern (4)                                 38,434           *

Alan Schnelwar (5)                                59,000           *

Martin Kaye (6)                                   21,000           *

Todd Solomon (7)                                  14,500           *

Jack Spiegelman (8)                                6,000           *

E. Bruce Fredrikson (9)
Syracuse University
School of Management
Syracuse, NY 13244                                21,000           *

All Officers and Directors as a Group
(eight persons)(2)(3)(4)(5)(6)(7)(8)(9).      12,491,339        85.1%

--------------
*  =  less  than  1%

(1) Except as noted otherwise, all shares are owned beneficially and of record. Based on 14,422,737 shares outstanding.
(2) Consists of 11,574,100 shares owned by Mr. Hertz and 363,900 shares owned by Trusts established in the names of Mr. Hertz's children. Also includes 120,000 options which are presently exercisable from aggregate grants to purchase 140,000 shares of Common Stock granted to Mr. Hertz under the Company's Stock Option Plans.
(3) Consists of 17,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 256,405 shares held in the Track Data Phantom Unit Trust (the "TDC Trust") to be released upon his termination of employment, or earlier with approval of the Board of Directors.
(4) Consists of 7,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 31,434 shares held in the TDC Trust to be released upon his termination of employment, or earlier with approval of the Board of Directors.
(5) Consists of 6,000 shares owned of record and 53,000 share s issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.
(6) Consists of 500 shares owned of record and 20,500 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.
(7) Consists of 1,500 shares owned of record and 13,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.
(8) Consists of 1,000 shares owned by his wife as to which Mr. Spiegelman disclaims beneficial interest and 5,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.
(9) Consists of 1,000 shares owned of record and 20,000 shares issuable upon presently exercisable options granted under the Company's Stock Option Plans.

                        ITEM I.  ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy FOR the election of Barry Hertz, Alan Schnelwar, Martin Kaye, Dr. E. Bruce Fredrikson, Morton Mackof, Todd Solomon and Jack Spiegelman to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. The number of directors has been reduced from eight to seven. All of the nominees are presently directors of the Company. Mr. Stern is not standing for reelection as a director. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

OFFICERS  AND  DIRECTORS

     The  officers  and  directors  of  the  Company  are  as  follows:

NAME                 AGE  POSITION
-------------------  ---  ------------------------------------------------
Barry Hertz           47  Chairman of the Board, Chief Executive Officer

Alan Schnelwar        58  Senior Vice President and Director

Martin Kaye           50  Vice President - Finance, Secretary and Director

E. Bruce Fredrikson   59  Director

Morton Mackof         50  Director

Todd Solomon          35  Director

Jack Spiegelman       59  Director

Stanley Stern         47  Director


     On March 31, 1996, Track Data Corporation ("Track") merged (the "Merger") into Global Market Information, Inc. ("Global"). Upon consummation of the Merger, the name Global was changed to Track Data Corporation (the "Company").

     BARRY HERTZ has served as the Company's Chairman and Chief Executive Officer since its inception. In April 1994 he was elected Secretary of the Company and served until August 1994. Mr. Hertz also founded Track in 1981. He was Track's sole owner and its Chief Executive Officer until its Merger with Global. He holds a Masters degree in Computer Science from New York University (1973) and a B.S. degree in Mathematics from Brooklyn College
(1971). Mr. Hertz is also Chairman of Innodata Corporation ("Innodata"), a public company co-founded by Mr. Hertz, of which the Company is a principal stockholder and which is engaged in the data entry and conversion business.

     ALAN  SCHNELWAR  has  been  a  Vice  President  of Track in charge of the
Dial/Data service since 1988, and was elected President of the Company in August 1994. He served as President until March 1996 and became its Senior Vice President upon the Merger. He holds a B.S. degree in Civil Engineering from the City University of New York (1967).

     MARTIN KAYE has been Vice President-Finance and Director of the Company since April 1994. He was elected Secretary of the Company in August 1994. Mr. Kaye is a certified public accountant and has also served as Chief Financial Officer of Innodata since October 1993 and was appointed as a Director in March 1995. He had been an audit partner with Deloitte & Touche LLP for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College (1970).

     MORTON MACKOF has been a Director of the Company since April 1994, became its President in March 1996 upon the Merger and resigned as President in November 1996. He was Executive Vice President of Track since February 1991 and was elected its President in December 1994. From 1986 to 1991, he was President of Medical Leasing of America, Inc. He holds a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute (1970) and did graduate work in computer science. He is also a director of Innodata.

     DR. E. BRUCE FREDRIKSON has been a Director of the Company since June 1994. He is currently a professor of finance at Syracuse University School of Management where he has taught since 1966 and has previously served as chairman of the finance department. Dr. Fredrikson has a B.A. in economics from Princeton University and a M.B.A. and a Ph.D. in finance from Columbia University. He serves as director of Eagle Finance Corp., a company which acquires and services non-prime automobile installment sales contracts. He is also an independent general partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P. He is also a director of Innodata.

     TODD  SOLOMON  has  been  a Director of the Company since September 1994.
Mr. Solomon has also been President and a Director of Innodata since its founding in 1988. Since August 1995, Mr. Solomon has been the Chief Executive Officer of Innodata. On September 15, 1997 Mr. Solomon resigned as President and CEO and currently serves as Consultant and Vice Chairman of the Board of Innodata. Mr. Solomon holds an A.B. in history and physics from Columbia University (1986).

     JACK SPIEGELMAN has been a Director of the Company since April 1996. Since February 1996 he has been a registered representative of J. W. Charles Securities, Inc. and prior thereto for more than five years was a registered representative of Fahnestock & Company, Inc. Mr. Spiegelman holds a B.A. in economics from Brooklyn College (1963).

     STANLEY STERN has been a Director of the Company since April 1994, became its Executive Vice President upon the Merger and resigned as Executive Vice President in December 1996. Mr. Stern has served as Chief Operating Officer of Track and in predecessor positions, for more than five years. Mr. Stern holds a B.B.A. from Baruch College (1973). He is also a director of Innodata.

     First Hanover Securities, Inc., the underwriter of the Company's initial public offering, is entitled to designate one member of the Board of Directors for five years ending August 10, 1999. To date no such member has been designated. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board. There are no family relationships among directors or officers.


MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four meetings during the year ended December 31, 1996. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period in 1996 such person served as director.

     The Company's Audit Committee is comprised of Dr. Fredrikson and Mr. Spiegelman. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee did not meet separately during 1996. The Board of Directors does not have a Compensation or Nominating Committee. The Board of Directors has designated Messrs. Fredrikson and Spiegelman to serve as administrators of the Company's 1995 Stock Option Plan.


COMPLIANCE  WITH  SECTION  16(A)  OF  THE  EXCHANGE  ACT

     The Company believes that during the period from January 1, 1996 through December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


EXECUTIVE  COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company or its predecessors, Track and Global, for services to it during the three fiscal years ended December 31, 1996 to the Company's Chief Executive Officer and to the executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                     NUMBER OF
                                                                     STOCK
                         FISCAL  ANNUAL                              OPTIONS
NAME AND POSITION        YEAR    SALARY      BONUS       TOTAL       AWARDED
-----------------------  ------  ----------  --------    ----------  ----------

Barry Hertz                1996  $  350,000  $      -    $  350,000   40,000
Chairman, CEO (D)          1995   1,173,000         -     1,173,000  100,000(A)
                           1994   1,535,600         -     1,535,600  100,000

Alan Schnelwar             1996  $  165,000  $      -    $  165,000   25,500
Senior Vice President      1995     170,000         -       170,000   40,000(A)
                           1994     140,000         -       140,000   40,000

Morton Mackof              1996  $  277,000  $      -    $  277,000   30,000
President (B)              1995     308,600   240,000(C)    548,600    2,000(A)
                           1994     272,740         -       272,740    2,000

Stanley Stern              1996  $  173,990  $      -    $  173,990   10,000
Executive Vice             1995     181,600         -       181,600    2,000(A)
  President (B)            1994     179,433         -       179,433    2,000

David Hubbard              1996  $  149,450  $      -    $  149,450   12,500
Chief Technology           1995     141,283         -       141,283    1,000(A)
  Officer (B)              1994     151,983         -       151,983    1,000

(A)  Options  granted  in  1994  and  repriced  in  1995
(B) Mssrs. Mackof, Stern and Hubbard resigned in November 1996, December 1996 And April 1997, respectively.
(C) Bonus paid by issuance of 60,000 shares of the Company's common stock.
(D) Prior to the Merger, Mr. Hertz received compensation from Track. In Connection with the Merger, Mr. Hertz agreed to receive compensation of $350,000 for 1996 and 1997.



     The above table does not include certain insurance and other personal benefits, the total value of which does not exceed $50,000 or 10% of such person's cash compensation.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                        POTENTIAL
                           PERCENT OF                   REALIZED
                           TOTAL                        VALUE AT ASSUMED
                           OPTIONS                      ANNUAL RATES
                           GRANTED TO                   OF STOCK
                NUMBER OF  EMPLOYEES    EXER-   EXPIR-  APPRECIATION
                OPTIONS    IN FISCAL    CISE    ATION   FOR OPTION TERM
NAME            GRANTED    YEAR         PRICE   DATE    5%        10%
--------------  ---------  -----------  ------  ------  --------  --------

Barry Hertz        40,000     7.0%      $2.00   4/2001  $22,400   $37,200

Alan Schnelwar     25,500     4.5%      $2.00   4/2001  $14,280   $23,715

Morton Mackof      30,000     5.3%      $2.00   4/2001  $16,800   $27,900

Stanley Stern      10,000     1.8%      $2.00   4/2001  $ 5,600   $ 9,300

David Hubbard      12,500     2.2%      $2.00   4/2001  $ 7,000   $11,625



                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                         FISCAL YEAR END OPTION VALUES

                             NUMBER OF          VALUE OF
                             UNEXERCISED        UNEXERCISED IN-THE-
                             OPTIONS AT FISCAL  MONEY OPTIONS
                SHARES       YEAR END           AT FISCAL YEAR END
                ACQUIRED ON  EXERCISABLE/       EXERCISABLE/
NAME            EXERCISE     UNEXERCISABLE      UNEXERCISABLE
--------------  -----------  -----------------  --------------------

Barry Hertz          -         86,667/53,333         $- /$-

Alan Schnelwar       -         39,666/25,834         $- /$-

Morton Mackof        -         17,000/15,000         $- /$-

Stanley Stern        -           7,000/5,000         $- /$-

David Hubbard        -           7,250/6,250         $- /$-



There are no employment agreements, stock appreciation rights or long-term incentive plans.


DIRECTORS  COMPENSATION

     Dr. Fredrikson is compensated at the rate of $1,250 per month plus out-of-pocket expenses for each meeting attended. Mr. Spiegelman receives $1,000 per meeting attended plus out-of-pocket expenses. No other director is compensated for his services as director.

     Messrs. Fredrikson and Spiegelman each receive options to purchase 7,000 and 5,000 shares, respectively, on an annual basis under the 1995 Disinterested Directors' Stock Option Plan as compensation for their services as administrators of the 1995 Stock Option Plan.


COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     For the Company's fiscal year ended December 31, 1996, Messrs. Hertz, Mackof, Stern, Schnelwar and Kaye were officers of the Company and were members of the Board of Directors (there is no compensation committee). Mr. Hertz is Chairman of Innodata Corporation and Mr. Solomon, a director of the Company, has been President and is presently a consultant and a director of Innodata Corporation. Mr. Kaye is chief financial officer and a director of Innodata Corporation. Messrs. Mackof and Stern are also directors of Innodata Corporation.


BOARD  REPORT  ON  EXECUTIVE  COMPENSATION

     The following is the Board's compensation policy: The Board of Directors (the "Board") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the executive officers. In its deliberations regarding compensation of executive officers for 1996 and thereafter, the Board considered the following factors:
(a) Company performance, both separately and in relation to similar companies,
(b) the individual performance of each executive officer, (c) compensation and stock award information disclosed in the proxy statements of other companies,
(d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management.


                         STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Track Data Corporation on August 11, 1994 (initial public offering date) through its fiscal years ended December 31, 1994, 1995 and 1996 to the Nasdaq Market Index and the Industry Index for SIC Code 7375, Information Retrieval Services.


                     COMPARE CUMULATIVE TOTAL RETURN AMONG
                            TRACK DATA CORPORATION
    NASDAQ MARKET INDEX AND SIC CODE 7375 - INFORMATION RETRIEVAL SERVICES
           INFORMATION PROVIDED BY MEDIA GENERAL FINANCIAL SERVICES.
                                     [GRAPH]


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONSCERTAIN


     During 1995 Track made cash advances to Mr. Hertz, without interest, and to three real estate partnerships owned by Mr. Hertz and members of his family, with interest at 6% per annum. The loans were unsecured and totaled approximately $873,000 in the aggregate. These amounts were transferred to Mr. Hertz in partial satisfaction of a dividend declared prior to the Merger in accordance with the terms of the Merger Agreement. the Company guarantees mortgages on two real estate partnerships owned by Mr. Hertz and members of his family. At December 31, 1996, such mortgages provided for interest at 10% per annum and had balances of $1,890,000 due May 2000 and $997,000 due June 1998. Track also made cash advances with interest principally at 1% over prime (9.25% at December 31, 1996) and performed certain services for Newsware, Inc., a company in the business of delivering and processing real-time news, which is controlled by Mr. Hertz and Morton Mackof. Newsware has incurred losses since its inception. the Company provides facilities management and other services to Newsware. Track provided such services to Newsware without charge in 1996 and 1995. Such services have an estimated value of $100,000. The cash advances made by Track were approximately $572,000 during 1996. At December 31, 1996, Newsware was indebted to Track for approximately $1,260,000, including accrued interest. The advances made in 1996 were made pursuant to a note due December 1997, bearing interest at 9%, which is convertible to a 25% common stock interest in Newsware.

     The Company's corporate headquarters are located at 56 Pine Street, New York, New York. The Company maintains office space and data centers at locations in New York, NY, Brooklyn, NY and Chicago, IL that are leased from family partnerships controlled by Barry Hertz, the Company's Chairman and Chief Executive Officer. The aggregate annual rental of approximately 75,000 square feet is approximately $1,065,000. The Chicago lease, comprising $180,000 of such annual rent expires in 2004, while the other leases expire in 1997. The Company believes that the terms of these leases are at least as favorable to it as terms which it would have obtained in a comparable transaction with unaffiliated persons.


         ITEM II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Grant Thornton LLP also served as the Company's auditors for the fiscal years ended December 31, 1996, 1995 and 1994. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.


          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR
          ----------------------------------------------------------
             RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
             -----------------------------------------------------
                            AS INDEPENDENT AUDITORS
                           ------------------------


                                 VOTE REQUIRED

     The affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present, is required to elect directors and to approve the selection of auditors. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 11,948,000 votes, or approximately 82.4% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                            EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


                           PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before June 6, 1998 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.


                                 OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.


     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



New  York,  New  York                       By Order of the Board of Directors
November  12,  1997

                                            Martin  Kaye,  Secretary

[FORM  OF  PROXY]

                            TRACK DATA CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Track Data Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Thursday, December 18, 1997, and hereby appoints Barry Hertz and Martin Kaye, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1.  Election  of  Directors:

[ ] For all nominees listed below     [ ] Withhold authority
   (except as indicated)                 to vote for all
                                         nominees listed below



To withhold authority for any individual nominee, strike through that nominee's name in the list below.

     Barry Hertz     Todd Solomon         Morton Mackof
     Alan Schnelwar  E. Bruce Fredrikson
     Martin Kaye     Jack Spiegelman



2. Ratification of the selection of Grant Thornton LLP as independent auditors:

     [ ]For     [ ]Against     [ ]Abstain

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                            Dated:    , 1997
                                  ----
                            Signature(s)  of  Stockholder
                                                          ------------------

                            (Title,  if  appropriate)
                                                     -----------------------

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.